Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of FREYR Battery

Opinion on the Financial Statement — Balance Sheet

We have audited the accompanying consolidated balance sheet of FREYR Battery and its subsidiary (the “Company”) as of May 31, 2021, including the related notes (collectively referred to as the “consolidated financial statement”). In our opinion, the consolidated financial statement presents fairly, in all material respects, the financial position of the Company as of May 31, 2021 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

The consolidated financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit of this consolidated financial statement in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statement is free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers AS

Oslo, Norway
July 7, 2021

We have served as the Company’s auditor since 2021.

FREYR BATTERY
Consolidated Balance Sheet as of May 31, 2021
(U.S. dollars in actuals)

Assets
Cash	$39,736
Total Assets	$39,736
Liabilities, Temporary Equity and Shareholder’s Equity
Accounts payable	$261
Total Liabilities	261
Ordinary shares subject to possible redemption, no nominal value, 40,000 shares authorized, issued and outstanding	40,000
Shareholder’s Equity
Accumulated deficit	(525)
Total Shareholder’s Equity	(525)
Total Liabilities, Temporary Equity and Shareholder’s Equity	$39,736

FREYR BATTERY
Notes to Consolidated Balance Sheet

Note 1: Background and Nature of Operations

FREYR Battery (the “Company”) was incorporated as a public limited liability company (“Société Anonyme”) under the laws of Grand Duchy of Luxembourg on January 20, 2021. The Company was formed for the purpose of effecting a merger between Alussa Energy Acquisition Corp. (“Alussa”), FREYR AS (“FREYR”), and certain other affiliated entities through a series of transactions (the “Business Combination”) pursuant to the definitive agreement entered into on January 29, 2021. In conjunction with the Business Combination, Alussa and FREYR will become wholly-owned subsidiaries of and will be operated by the Company. Upon the completion of the Business Combination, the Company will succeed to substantially all of the operations of its predecessor, FREYR.

Note 2: Basis of Presentation and Accounting

The balance sheet is presented in accordance with accounting principles generally accepted in the United States of America. Separate statements of operations, comprehensive income, changes in shareholder’s equity, and cash flows have not been presented because there have only been nominal activities in this entity from January 20, 2021 (Inception) through May 31, 2021. For the period from January 20, 2021 (Inception) through May 31, 2021, the Company incurred a total of $515 in interest expense and other bank charges and foreign currency transaction losses of $10 for a total impact of $525.

Basis for Consolidation

The consolidated balance sheet includes the accounts of the Company and its wholly-owned subsidiary. The Company had only nominal operations for the period from January 20, 2021 (Inception) through May 31, 2021.

Note 3: Summary of Significant Accounting Policies — Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Note 4: Temporary Equity

The Company has issued share capital of 40,000 fully paid redeemable shares with no nominal value in exchange for $40,000. The shares are redeemable at any time by the Company; however, as the holder of the redeemable shares also controls the Company, the redemption option is not considered to be within the control of the Company. As a result, the redeemable shares are classified as temporary equity.

Note 5: Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. Except as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

The Business Combination was approved at the extraordinary general meeting of FREYR shareholders held on February 16, 2021 and the extraordinary general meeting of Alussa shareholders held on June 30, 2021. The first closing of the Business Combination will occur on July 7, 2021 and the second closing will occur on July 9, 2021.

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